Exhibit 15


May 5, 1999


Securities and Exchange Commission
450 Fifth Street, Northwest
Washington, D.C.  20549
Attention:  Document Control

Re:  7-Eleven, Inc. (formerly The Southland Corporation) Form 10-Q

We are aware that our report dated April 27, 1999, on our review of the condensed consolidated balance sheet of 7-Eleven, Inc. and Subsidiaries as of March 31, 1999, and the related condensed consolidated statements of earnings and cash flows for the three-month period then ended, included in this Form 10-Q, is incorporated by reference in the following registration statements:

                                                         REGISTRATION NO.
                                                         ----------------
     On Form S-8 for:

       Post-Effective Amendment No. 1 to Grant Stock Plan        33-25327

       1995 Stock Incentive Plan                                 33-63617

       Supplemental Executive Retirement Plan
            for Eligible Employees                              333-42731

       Stock Compensation Plan for Non-Employee Directors       333-68491


Pursuant to Rule 436(c) under the Securities Act of 1933, this report should not be considered a part of the registration statement prepared or certified by us within the meaning of Sections 7 and 11 of that Act.



                     PRICEWATERHOUSECOOPERS LLP